UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2014

TEAM, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 — CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 — CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the — Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the — Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to both Item 2.02 and Item 7.01.

On June 24, 2014, we issued a press release pre-announcing selected, unaudited financial results for our fourth quarter of fiscal year 2014 ended May 31, 2014 and revising our earnings guidance regarding expected financial performance for our fiscal year ended May 31, 2014.  A copy of the press release is attached to this Form 8-k as exhibit 99.1. The information in this Item 2.02 and in Exhibit 99.1 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2014, we amended our Second Amended and Restated Credit Agreement by amending the definition of Fixed Charges to exclude up to $50 million from the calculation of Equity Interest Repurchases which permits us to increase our stock repurchases to $50 million of Team common stock.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit number	Description

99.1	Team, Inc.’s Press Release issued June 24, 2014

10.1
Second Amendment dated June 20 2014, to the Amended and Restated Credit Agreement dated July 22, 2011 among Team, Inc. as the borrower, Bank of America, NA as Administrative Agent, Swing Line Lender and L/C Issuer, and Other Lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, INC.

By: /s/ Ted W. Owen
Ted W. Owen Executive Vice President and Chief Financial Officer

Dated: June 24, 2014